Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Katherine Mason
Porter Novelli
(404) 995-4516
katherine.mason@porternovelli.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Fourth quarter adjusted EPS from continuing operations of $0.37 per diluted share, a 76% increase over the prior year period

Fourth quarter total same store revenues up 21% over the prior year period
- New vehicle same store unit sales up 23%
- Used vehicle same store unit sales up 22%

Duluth, GA, February 22, 2011 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported adjusted income from continuing operations for the fourth quarter 2010 of $12.4 million, or $0.37 per diluted share, versus adjusted income from continuing operations of $6.9 million, or $0.21 per diluted share, in the corresponding period last year. This 76% increase is the result of growth in vehicle sales combined with benefits achieved from Asbury's continued expense discipline. Non-core items resulting from the Company's bond refinancing and related activities, as disclosed in the attached tables, reduced fourth quarter income from continuing operations by $0.23 per diluted share. Non-core items reduced fourth quarter 2009 income from continuing operations by $0.03 per diluted share. Net income for the fourth quarter 2010 totaled $5.4 million, or $0.16 per diluted share, compared with $0.2 million, or $0.01 per diluted share, in the prior year period.

Revenues in the fourth quarter 2010 totaled $1.0 billion, compared to prior period revenues of $0.8 billion, with growth across all business lines.

In the fourth quarter 2010, we recognized $2.1 million of luxury new vehicle gross profit from a multi-year performance-based manufacturer incentive program that we earned in the fourth quarter. As a result, same store gross profit per new vehicle sold of $2,183 included $118 per new vehicle sold from this incentive program.

“Asbury is pleased to announce strong results for the fourth quarter primarily as a result of growth in new and used light vehicle revenues combined with achieving benefits from our continued focus on cost structure,” said Craig T. Monaghan, Asbury's President and CEO. “Our ability to generate 76% growth in adjusted EPS demonstrates the continuing benefits of our cost-savings initiatives as well as the quality of our brands and our geographies. These results also reflect Asbury's management philosophy that empowers the entrepreneurial teams operating our stores.”
Michael S. Kearney, Asbury's Executive Vice President and Chief Operating Officer, stated, “It is exciting to see the top-line results from our various operational initiatives. The 22% increase in used unit sales balanced with delivering gross margins of 10% speaks volumes for the impact of Asbury's 1:2:1 program. The 34% growth in same store F&I revenues, compared to our 23% same store unit volume growth in new and used vehicle sales, provides evidence that the execution of our F&I processes are producing incremental sales penetration in excess of the recovery in vehicle sales.”
The Company's revenues for the full year 2010 totaled $3.9 billion, compared to $3.4 billion in the prior year. For the full year 2010, adjusted income from continuing operations was $46.8 million, or $1.41 per diluted share, compared to $28.1 million, or $0.86 per diluted share, in the corresponding period last year. Non-core items, as disclosed in the attached tables, reduced income from continuing operations by $0.29 and $0.09 per diluted share for the full year 2010 and 2009, respectively.

Asbury acquired 9 franchises in the fourth quarter of 2010 with total estimated annual revenues of $160 million and sold 1 franchise with 2010 revenues of $9 million. In December 2010, Asbury announced that it had entered into an agreement to sell its heavy truck business, Nalley Motor Trucks (“NMT”), to Rush Enterprises, Inc. (NASDAQ: RUSHA and RUSHB). NMT had 2010 revenues of $233 million. Asbury anticipates the sale closing during the first quarter of 2011 and now reports NMT's operating results as 'Discontinued Operations' within the Company's financial statements.

Asbury will host a conference call to discuss its fourth quarter and year-end results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (888) 293-6979 (domestic), or (719) 457-2652 (international); passcode - 6790920. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 84 retail auto stores, encompassing 110 franchises, for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program, Asbury's ability to successfully complete acquisitions and dispositions and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial stability of, vehicle manufacturers and other suppliers, risks associated with Asbury's indebtedness (including available borrowing capacity and compliance with its financial covenants), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries (including with respect to acquisition candidates), general economic conditions both nationally and locally, governmental regulations, legislation and Asbury's ability to execute its restructuring programs and IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2010	2009	2010	2009
REVENUES:
New vehicle	$579.1	$458.6	$2,179.6	$1,859.6
Used vehicle	270.8	223.4	1,084.6	902.4
Parts and service	141.6	132.0	555.4	553.2
Finance and insurance, net	29.9	22.1	116.4	90.9
Total revenues	1,021.4	836.1	3,936.0	3,406.1
COST OF SALES:
New vehicle	540.1	424.6	2,035.9	1,728.3
Used vehicle	249.8	205.7	993.1	823.0
Parts and service	65.6	63.4	258.3	272.2
Total cost of sales	855.5	693.7	3,287.3	2,823.5
GROSS PROFIT	165.9	142.4	648.7	582.6
OPERATING EXPENSES:
Selling, general and administrative	126.5	112.2	499.5	465.5
Depreciation and amortization	5.2	5.6	21.1	22.2
Other operating income, net	1.6	0.3	1.4	(0.8)
Income from operations	32.6	24.3	126.7	95.7
OTHER EXPENSE:
Floor plan interest expense	(2.6)	(2.6)	(9.4)	(10.9)
Other interest expense	(9.3)	(8.8)	(36.2)	(36.2)
Swap interest expense	(1.6)	(1.8)	(6.6)	(6.6)
Convertible debt discount amortization	(0.3)	(0.4)	(1.4)	(1.8)
(Loss) gain on extinguishment of long-term debt	(11.3)	0.1	(12.6)	0.1
Total other expense, net	(25.1)	(13.5)	(66.2)	(55.4)
Income before income taxes	7.5	10.8	60.5	40.3
INCOME TAX EXPENSE	2.7	5.0	23.2	15.1
INCOME FROM CONTINUING OPERATIONS	4.8	5.8	37.3	25.2
DISCONTINUED OPERATIONS, net of tax	0.6	(5.6)	0.8	(11.8)
NET INCOME	$5.4	$0.2	$38.1	$13.4
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.15	$0.18	$1.16	$0.79
Discontinued operations	0.02	(0.17)	0.02	(0.37)
Net income	$0.17	$0.01	$1.18	$0.42
Diluted—
Continuing operations	$0.14	$0.18	$1.12	$0.77
Discontinued operations	0.02	(0.17)	0.02	(0.36)
Net income	$0.16	$0.01	$1.14	$0.41
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	32.3	32.1	32.2	32.0
Stock options	0.8	0.6	0.5	0.5
Restricted stock	0.3	0.2	0.3	0.3
Performance share units	0.2	0.1	0.2	0.1
Restricted share units	—	—	0.1	—
Diluted	33.6	33.0	33.3	32.9

New Vehicle-

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$224.7	$184.2	$40.5	22%
Mid-line import	267.7	216.0	51.7	24%
Mid-line domestic	78.7	58.4	20.3	35%
Total new vehicle revenue—same store(1)	571.1	458.6	112.5	25%
New vehicle revenue—acquisitions	8.0	—
Total new vehicle revenue, as reported	$579.1	$458.6	$120.5	26%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$18.1	$15.1	$3.0	20%
Mid-line import	15.0	14.4	0.6	4%
Mid-line domestic	5.6	4.5	1.1	24%
Total new vehicle gross profit—same store(1)	38.7	34.0	4.7	14%
New vehicle gross profit—acquisitions	0.3	—
Total new vehicle gross profit, as reported	$39.0	$34.0	$5.0	15%

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
New vehicle units:
New vehicle retail units—same store(1)
Luxury	4,509	3,866	643	17%
Mid-line import	10,450	8,585	1,865	22%
Mid-line domestic	2,115	1,594	521	33%
Total new vehicle retail units—same store(1)	17,074	14,045	3,029	22%
Fleet vehicles	654	340	314	92%
Total new vehicle units—same store(1)	17,728	14,385	3,343	23%
New vehicle units—acquisitions	249	—
New vehicle units—actual	17,977	14,385	3,592	25%

New Vehicle Metrics-

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
Revenue per new vehicle sold—same store(1)	$32,215	$31,880	$335	1%
Gross profit per new vehicle sold—same store(1)	$2,183	$2,364	$(181)	(8)%
New vehicle gross margin—same store(1)	6.8%	7.4%	(0.6)%	(8)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which an applicable dealership was owned by us.

Used Vehicle-

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$215.7	$173.2	$42.5	25%
Used vehicle retail revenues—acquisitions	3.0	—
Total used vehicle retail revenues	218.7	173.2	45.5	26%

Used vehicle wholesale revenues—same store(1)	51.8	50.2	1.6	3%
Used vehicle wholesale revenues—acquisitions	0.3	—
Total used vehicle wholesale revenues	52.1	50.2	1.9	4%
Used vehicle revenue, as reported	$270.8	$223.4	$47.4	21%
Gross profit:
Used vehicle retail gross profit—same store(1)	$21.3	$17.8	$3.5	20%
Used vehicle retail gross profit—acquisitions	0.4	—
Total used vehicle retail gross profit	21.7	17.8	3.9	22%

Used vehicle wholesale gross profit—same store(1)	(0.7)	(0.1)	(0.6)	NM
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	(0.7)	(0.1)	(0.6)	NM
Used vehicle gross profit, as reported	$21.0	$17.7	$3.3	19%
Used vehicle retail units:
Used vehicle retail units—same store(1)	11,381	9,296	2,085	22%
Used vehicle retail units—acquisitions	144	—
Used vehicle retail units—actual	11,525	9,296	2,229	24%

Used Vehicle Metrics-

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
Revenue per used vehicle retailed—same store(1)	$18,953	$18,632	$321	2%
Gross profit per used vehicle retailed—same store(1)	$1,872	$1,915	$(43)	(2)%
Used vehicle retail gross margin—same store(1)	9.9%	10.3%	(0.4)%	(4)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions)
Revenue:
Parts and service revenues—same store(1)	$139.7	$132.0	$7.7	6%
Parts and service revenues—acquisitions	1.9	—
Parts and service revenue, as reported	$141.6	$132.0	$9.6	7%

Gross profit:
Parts and service gross profit—same store(1):
Customer pay	$45.3	$43.3	$2.0	5%
Warranty	13.1	10.8	2.3	21%
Reconditioning and preparation	11.6	8.9	2.7	30%
Wholesale parts	4.9	5.6	(0.7)	(13)%
Total parts and service gross profit—same store(1)	$74.9	$68.6	$6.3	9%
Parts and service gross profit—acquisitions	1.1	—
Parts and service gross profit, as reported	$76.0	$68.6	$7.4	11%
Parts and service gross margin—same store(1)	53.6%	52.0%	1.6%	3%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$29.6	$22.1	$7.5	34%
Finance and insurance, net—acquisitions	0.3	—
Finance and insurance, net as reported	$29.9	$22.1	$7.8	35%
F&I per vehicle sold—same store(1)	$1,017	$933	$84	9%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended December 31,
	2010	2009
REVENUE MIX PERCENTAGES:
New vehicles	56.7%	54.8%
Used retail vehicles	21.4%	20.8%
Used vehicle wholesale	5.1%	6.0%
Parts and service	13.9%	15.8%
Finance and insurance, net	2.9%	2.6%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	23.5%	23.9%
Used retail vehicles	13.1%	12.5%
Used vehicle wholesale	(0.4)%	(0.1)%
Parts and service	45.8%	48.2%
Finance and insurance, net	18.0%	15.5%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	76.4%	78.8%

New Vehicle-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$796.7	$665.7	$131.0	20%
Mid-line import	1,066.7	946.2	120.5	13%
Mid-line domestic	308.2	247.7	60.5	24%
Total new vehicle revenue—same store(1)	2,171.6	1,859.6	312.0	17%
New vehicle revenue—acquisitions	8.0	—
New vehicle revenue, as reported	$2,179.6	$1,859.6	$320.0	17%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$61.6	$50.3	$11.3	22%
Mid-line import	59.5	64.2	(4.7)	(7)%
Mid-line domestic	22.3	16.8	5.5	33%
Total new vehicle gross profit—same store(1)	143.4	131.3	12.1	9%
New vehicle gross profit—acquisitions	0.3	—
New vehicle gross profit, as reported	$143.7	$131.3	$12.4	9%

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
New vehicle units:
New vehicle retail units—same store(1)
Luxury	16,371	14,248	2,123	15%
Mid-line import	42,431	38,766	3,665	9%
Mid-line domestic	8,181	7,234	947	13%
Total new vehicle retail units—same store(1)	66,983	60,248	6,735	11%
Fleet vehicles	2,451	1,785	666	37%
Total new vehicle units—same store(1)	69,434	62,033	7,401	12%
New vehicle units—acquisitions	249	—
New vehicle units—actual	69,683	62,033	7,650	12%

New Vehicle Metrics-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
Revenue per new vehicle sold—same store(1)	$31,276	$29,978	$1,298	4%
Gross profit per new vehicle sold—same store(1)	$2,065	$2,117	$(52)	(2)%
New vehicle gross margin—same store(1)	6.6%	7.1%	(0.5)%	(7)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$877.0	$718.6	$158.4	22%
Used vehicle retail revenues—acquisitions	3.0	—
Total used vehicle retail revenues	880.0	718.6	161.4	22%

Used vehicle wholesale revenues—same store(1)	204.3	183.8	20.5	11%
Used vehicle wholesale revenues—acquisitions	0.3	—
Total used vehicle wholesale revenues	204.6	183.8	20.8	11%
Used vehicle revenue, as reported	$1,084.6	$902.4	$182.2	20%
Gross profit:
Used vehicle retail gross profit—same store(1)	$92.7	$79.9	$12.8	16%
Used vehicle retail gross profit—acquisitions	0.4	—
Total used vehicle retail gross profit	93.1	79.9	13.2	17%

Used vehicle wholesale gross profit—same store(1)	(1.6)	(0.5)	(1.1)	NM
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	(1.6)	(0.5)	(1.1)	NM
Used vehicle gross profit, as reported	$91.5	$79.4	$12.1	15%
Used vehicle retail units:
Used vehicle retail units—same store(1)	46,329	39,373	6,956	18%
Used vehicle retail units—acquisitions	144	—
Used vehicle retail units—actual	46,473	39,373	7,100	18%

Used Vehicle Metrics-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
Revenue per used vehicle retailed—same store(1)	$18,930	$18,251	$679	4%
Gross profit per used vehicle retailed—same store(1)	$2,001	$2,029	$(28)	(1)%
Used vehicle retail gross margin—same store(1)	10.6%	11.1%	(0.5)%	(5)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$553.5	$553.2	$0.3	—%
Parts and service revenues—acquisitions	1.9	—
Parts and service revenue, as reported	$555.4	$553.2	$2.2	—%

Gross profit:
Parts and service gross profit—same store(1):
Customer pay	$181.6	$175.9	$5.7	3%
Warranty	48.4	46.7	1.7	4%
Reconditioning and preparation	45.0	36.1	8.9	25%
Wholesale parts	21.0	22.3	(1.3)	(6)%
Total parts and service gross profit—same store(1)	$296.0	$281.0	$15.0	5%
Parts and service gross profit—acquisitions	1.1	—
Parts and service gross profit, as reported	$297.1	$281.0	$16.1	6%
Parts and service gross margin—same store(1)	53.5%	50.8%	2.7%	5%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$116.1	$90.9	$25.2	28%
Finance and insurance, net—acquisitions	0.3	—
Finance and insurance, net as reported	$116.4	$90.9	25.5	28%
F&I per vehicle sold—same store(1)	$1,003	$896	$107	12%

(1)
 Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Twelve Months Ended December 31,
	2010	2009
REVENUE MIX PERCENTAGES:
New vehicles	55.4%	54.6%
Used retail vehicles	22.3%	21.1%
Used vehicle wholesale	5.2%	5.4%
Parts and service	14.1%	16.2%
Finance and insurance, net	3.0%	2.7%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	22.2%	22.5%
Used retail vehicles	14.3%	13.8%
Used vehicle wholesale	(0.2)%	(0.1)%
Parts and service	45.8%	48.2%
Finance and insurance, net	17.9%	15.6%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	77.0%	79.9%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	December 31, 2010	December 31, 2009	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$21.3	$84.7	$(63.4)	(75)%
New vehicle inventory	431.9	395.5	36.4	9%
Used vehicle inventory	74.8	64.1	10.7	17%
Parts inventory	36.2	41.5	(5.3)	(13)%
Total current assets	877.3	812.2	65.1	8%
Floor plan notes payable	419.1	436.1	(17.0)	(4)%
Total current liabilities	635.8	598.8	37.0	6%

CAPITALIZATION:
Long-term debt (including current portion)	$543.8	$537.8	$6.0	1%
Shareholders' equity	287.1	243.6	43.5	18%
Total	$830.9	$781.4	$49.5	6%
Brand Mix - New Vehicle Revenue by Brand-

	For the Twelve Months Ended December 31,
	2010	2009
Luxury
BMW	9%	9%
Mercedes-Benz	8%	8%
Lexus	6%	6%
Acura	5%	4%
Infiniti	5%	4%
Other luxury	4%	5%
Total luxury	37%	36%
Mid-Line Imports:
Honda	23%	25%
Toyota	10%	10%
Nissan	13%	12%
Other imports	3%	4%
Total imports	49%	51%
Mid-Line Domestic:
Ford	8%	8%
Chevrolet	2%	2%
Other domestics	4%	3%
Total domestic	14%	13%
Total New Vehicle Revenue	100%	100%

Asbury Automotive Group, Inc.
Additional Disclosures
(Dollars in millions)
(Unaudited)

All data below is presented on a same store basis. Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which dealership was owned by us.
Selling, General and Administrative Expense (“SG&A”)-

	For the Three Months Ended December 31,				Increase (Decrease)	% of Gross Profit Increase (Decrease)
	2010	% of Gross Profit	2009	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$115.1	70.3%	$102.9	72.3%	$12.2	(2.0)%
Rent expense	10.0	6.1%	9.3	6.5%	0.7	(0.4)%
SG&A-total	$125.1	76.4%	$112.2	78.8%	$12.9	(2.4)%
Gross profit	$163.8		$142.4

	For the Twelve Months Ended December 31,				Increase (Decrease)	% of Gross Profit Increase (Decrease)
	2010	% of Gross Profit	2009	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$455.9	70.5%	$426.2	73.2%	$29.7	(2.7)%
Rent expense	42.2	6.5%	39.3	6.7%	2.9	(0.2)%
SG&A-total	$498.1	77.0%	$465.5	79.9%	$32.6	(2.9)%
Gross profit	$646.6		$582.6

Asbury Automotive Group, Inc.
Supplemental Disclosures
(Dollars in millions, except per share data)
(Unaudited)
Our operations during 2010 and 2009 were impacted by certain items that are not core dealership operating items, which we believe are important to highlight when reviewing our results and should not be considered when forecasting our future results.
The non-core items shown in the table below are (i) a loss (gain) on the extinguishment of long-term debt, resulting from our repurchase of $179.4 million of our 8% Senior Subordinated Notes Due 2014 and $25.2 million of our 3% Senior Subordinated Convertible Notes Due 2012, (ii) real estate related losses, primarily related to the termination of our lease for office space of our former headquarters in New York, NY, (iii) restructuring costs consisting primarily of severance and retention expenses related to the relocation of our corporate headquarters, (iv) implementation costs associated with transitioning our dealerships to the Arkona dealer management system, (v) the reversal of tax reserves as a result of the expiration of certain income tax liabilities and (vi) a legal settlements benefit related to legal claims arising in, and before, the year 2003.

	For the Three Months Ended December 31,
	2010	2009
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$5.4	$0.2
Discontinued operations, net of tax	(0.6)	5.6
Income from continuing operations	$4.8	$5.8

Non-core items - expense (income):
Loss (gain) on extinguishment of long-term debt	$11.3	$(0.1)
Fees associated with loan amendments	1.0	—
Dealer management system transition costs	—	0.4
Tax related items	—	0.9
Tax benefit on non-core items above	(4.7)	(0.1)
Total non-core items	$7.6	$1.1
Adjusted income from continuing operations	$12.4	$6.9

Adjusted earnings per common share - diluted:
Net income	$0.16	$0.01
Discontinued operation, net of tax	(0.02)	0.17
Income from continuing operations	0.14	0.18

Total non-core items	0.23	0.03
Adjusted income from continuing operations	$0.37	$0.21

Weighted average common share outstanding - diluted	33.6	33.0

	For the Twelve Months Ended December 31,
	2010	2009
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$38.1	$13.4
Discontinued operations, net of tax	(0.8)	11.8
Income from continuing operations	$37.3	$25.2

Non-core items - expense (income):
Loss (gain) on extinguishment of long-term debt	$12.6	$(0.1)
Fees associated with loan amendments	1.0	—
Real estate related losses	1.8	—
Restructuring costs	—	4.2
Dealer management system transition costs	—	1.9
Legal settlements benefit	—	(1.5)
Tax related items	—	0.1
Tax benefit on non-core items above	(5.9)	(1.7)
Total non-core items	$9.5	$2.9
Adjusted income from continuing operations	$46.8	$28.1

Adjusted earnings per common share - diluted:
Net income	$1.14	$0.41
Discontinued operation, net of tax	(0.02)	0.36
Income from continuing operations	1.12	0.77

Total non-core items	0.29	0.09
Adjusted income from continuing operations	$1.41	$0.86

Weighted average common share outstanding - diluted	33.3	32.9

ASBURY AUTOMOTIVE GROUP, INC.
(Unaudited)

Compensation Structure:

Indicative Variable Compensation Expense on Incremental Vehicle Sales (light vehicles):

Sales Commission (New and Used Vehicles)                           19-23% of New and Used Vehicle Gross Profit
F&I Commission                                                                      13-17% of F&I Gross Profit
Sales Manager Compensation                                                  10-14% of New, Used and F&I Gross Profit
Management Compensation (1)                                               15-20% of Pre-tax Net Income

(1) Includes in-store and corporate compensation structure.